Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

   Net income improves 31.1% in first quarter of 2019

MONDOVI, Wis., April 16, 2019 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 31.1% improvement in net income to $13.5 million, or 25 cents per diluted share, for the first quarter ended March 31, 2019, from $10.3 million, or 19 cents per diluted share, for the first quarter of 2018.

Operating revenue improved 6.5% to $199.0 million for the first quarter of 2019 from $187.0 million for the first quarter of 2018, and improved 12.3% to $799.7 million for the trailing twelve months ended March 31, 2019 from $711.9 million for the similar period ended March 31, 2018. Excluding fuel surcharges, operating revenue improved 7.1% to $175.5 million for the 2019 quarter from $163.8 million for the 2018 quarter. Fuel surcharge revenue increased slightly to $23.6 million from $23.1 million over the same periods.

Operating income improved 30.4% to $17.7 million for the first quarter of 2019 from $13.6 million for the first quarter of 2018, and improved 31.8% to $74.5 million for the trailing twelve months ended March 31, 2019 from $56.5 million for the similar period ended March 31, 2018.

Operating expenses as a percentage of operating revenue improved to 91.1% for the first quarter of 2019 from 92.7% for the first quarter of 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.9% from 91.7% over the same periods.

Operating expenses as a percentage of operating revenue improved to 90.7% for the trailing twelve months ended March 31, 2019 from 92.1% for the similar period ended March 31, 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.3% from 91.1% over the same periods.

Operating Results Comparison

Net income and diluted earnings per common share presented below for the TTM ended Mar. 31, 2018 exclude a $56.5 million deferred income tax benefit in the fourth quarter of 2017. Net income including the benefit for the TTM ended Mar. 31, 2018 was $92.4 million, or $1.68 per diluted share.

			Percentage			Percentage
			Change			Change
			Three Months	Trailing		Trailing Twelve
	Three Months		Ended	Twelve Months		Months Ended
	Ended Mar. 31,		Mar. 31,	Ended Mar. 31,		Mar. 31,
(Dollars in thousands, except share information)	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018

Operating revenue	$199,023	$186,960	6.5%	$799,657	$711,921	12.3%

Operating income	$17,733	$13,594	30.4%	$74,487	$56,518	31.8%

Net income	$13,546	$10,331	31.1%	$58,242	$35,936	62.1%

Diluted earnings per common share	$0.25	$0.19	31.2%	$1.06	$0.65	61.6%

Operating ratio, excluding fuel surcharges	89.9%	91.7%		89.3%	91.1%

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased to report our continued strong top- and bottom-line results for this quarter, which produced our best-ever first-quarter operating revenue, operating income and net income. Our 30.4% year-over-year improvement in operating income for the first quarter consistently furthers our 31.8% operating income increase in the last twelve months. We expect to see strong demand throughout 2019 for our premium services with our diversified base of over 650 customers. We added 65 Truckload and 51 Dedicated tractors during the first quarter, and we expect to build on this success in recruiting and retaining the industry’s top, experienced drivers to increase our capacity to service our existing and new customers. In addition, we enhanced our balance sheet position with $85.5 million in cash at March 31, 2019, up from $56.8 million at the beginning of the year.”

“A number of our customer agreements included a shift beginning mid-first quarter last year from line haul to fuel surcharge revenue, which reduced our Dedicated and Truckload revenue excluding fuel surcharges by $2.9 million and $782,000, respectively, for this year’s first quarter, and by $1.4 million and $282,000, respectively, for the first quarter of 2018. Our fuel surcharge revenue increased in both periods by the same amounts.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,596 dry vans operating as of March 31, 2019. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

 MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,526	$56,763
Receivables:
Trade, net	84,443	83,033
Other	5,273	3,808
Prepaid expenses and other	18,025	19,924
Total current assets	193,267	163,528

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	819,809	816,430
Accumulated depreciation	(241,658)	(228,200)
Net property and equipment	578,151	588,230
Other noncurrent assets	3,109	2,146
Total assets	$774,527	$753,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,512	$15,704
Insurance and claims accruals	29,381	28,103
Accrued and other current liabilities	31,649	28,166
Total current liabilities	79,542	71,973
Deferred income taxes	106,796	105,977
Noncurrent operating lease liabilities	452	-
Total liabilities	186,790	177,950

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,572,289 shares at March 31, 2019, and 54,466,691 shares at December 31, 2018, issued and outstanding	546	545
Additional paid-in capital	76,687	76,814
Retained earnings	510,504	498,595
Total stockholders’ equity	587,737	575,954
Total liabilities and stockholders’ equity	$774,527	$753,904

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2019	2018

Operating revenue	$199,023	$186,960

Operating expenses (income):
Salaries, wages and benefits	63,524	58,822
Purchased transportation	38,249	35,026
Fuel and fuel taxes	27,677	29,044
Supplies and maintenance	11,121	10,436
Depreciation	22,543	21,815
Operating taxes and licenses	2,333	2,287
Insurance and claims	9,875	10,290
Communications and utilities	1,950	1,683
Gain on disposition of revenue equipment	(1,548)	(1,211)
Other	5,566	5,174

Total operating expenses	181,290	173,366

Operating income	17,733	13,594

Other	(278)	(189)

Income before income taxes	18,011	13,783

Income taxes expense	4,465	3,452

Net income	$13,546	$10,331

Basic earnings per common share	$0.25	$0.19

Diluted earnings per common share	$0.25	$0.19

Dividends declared per common share	$0.03	$0.025

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$80,167	$80,216	$(49)	(0.1)%
Truckload fuel surcharge revenue	11,555	12,801	(1,246)	(9.7)
Total Truckload revenue	91,722	93,017	(1,295)	(1.4)

Dedicated revenue, net of fuel surcharge revenue	48,924	42,364	6,560	15.5
Dedicated fuel surcharge revenue	8,801	6,469	2,332	36.0
Total Dedicated revenue	57,725	48,833	8,892	18.2

Intermodal revenue, net of fuel surcharge revenue	19,755	20,808	(1,053)	(5.1)
Intermodal fuel surcharge revenue	3,216	3,844	(628)	(16.3)
Total Intermodal revenue	22,971	24,652	(1,681)	(6.8)

Brokerage revenue	26,605	20,458	6,147	30.0

Total operating revenue	$199,023	$186,960	$12,063	6.5%

Operating income:
Truckload	$7,555	$6,815	$740	10.9%
Dedicated	5,515	2,488	3,027	121.7
Intermodal	2,394	2,978	(584)	(19.6)
Brokerage	2,269	1,313	956	72.8
Total operating income	$17,733	$13,594	$4,139	30.4%

Operating ratio:
Truckload	91.8%	92.7%
Dedicated	90.4	94.9
Intermodal	89.6	87.9
Brokerage	91.5	93.6
Consolidated operating ratio	91.1%	92.7%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2019	2018
Truckload Segment:
Revenue (in thousands)	$91,722	$93,017
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,859	$3,679
Average tractors(1)	1,616	1,696
Average miles per trip	562	603
Non-revenue miles percentage(2)	11.3%	6.8%
Total miles (in thousands)	37,236	40,582

Dedicated Segment:
Revenue (in thousands)	$57,725	$48,833
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,382	$3,267
Average tractors(1)	1,125	1,009
Average miles per trip	322	297
Non-revenue miles percentage(2)	0.6%	1.1%
Total miles (in thousands)	23,643	21,135

Intermodal Segment:
Revenue (in thousands)	$22,971	$24,652
Loads	9,251	10,737
Average tractors	87	82

Brokerage Segment:
Revenue (in thousands)	$26,605	$20,458
Loads	15,266	11,889

At March 31, 2019 and March 31, 2018:
Total tractors(1)	2,867	2,785
Average age of company tractors (in years)	1.8	1.6
Total trailers	5,313	5,308
Average age of company trailers (in years)	2.5	2.6
Ratio of trailers to tractors(1)	1.9	1.9

	Three Months
	Ended March 31,
(In thousands)	2019	2018

Net cash provided by operating activities	$36,803	$23,182
Net cash (used for) investing activities	(5,911)	(27,392)
Net cash (used for) financing activities	(2,129)	(1,183)

Weighted average shares outstanding:
Basic	54,553	54,572
Diluted	55,046	55,095

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 46 and 55 tractors as of March 31, 2019 and 2018, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.